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                                                                 EXHIBIT 99.6(B)

                    [LETTERHEAD OF DECHERT PRICE & RHOADS]

                                October 9, 1996

Board of Directors
Pacific Mutual Life Insurance
  Company
700 Newport Center Drive
Newport Beach, California  92660

               Re: Registration Statement on Form S-6 for Interests in Pacific Select Exec Separate Account of Pacific Mutual Life Insurance Company under the Pacific Select Estate Maximizer Modified Single Premium Variable Life Insurance Policies
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Dear Sirs and Madams:

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the above-referenced Registration Statement.

                                             Very truly yours,

                                             /s/ DECHERT PRICE & RHOADS
                                             -----------------------------
                                                 Dechert Price & Rhoads